Exhibit 10.11

Wyeth

2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Including amendments through December 5, 2007)

Section 1. Purpose. The purpose of the 2005 Amended and Restated Stock Incentive Plan (the “Plan”) is to provide favorable opportunities for officers and other key employees (“Participants”) of Wyeth (the “Company”) and its subsidiaries to acquire shares of Common Stock of the Company and to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for Participants to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend. It is the further purpose of this Plan to permit the granting of awards that will constitute performance-based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended and the applicable rulings and regulations thereunder (the “Code”), (“162(m) Awards”).

Pursuant to the Plan, options to purchase the Company’s Common Stock (“Options”) and Restricted Stock (as defined in Section 6) may be granted to Participants by the Company. Options granted under the Plan may be either incentive stock options, as defined in Section 422(b) of the Code herein referred to as “incentive stock options,” or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “non-qualified stock options.”

It is intended, except as otherwise provided herein, that incentive stock options may be granted under the Plan and that such incentive stock options shall conform to the requirements of Section 422 and 424 of the Code and to the provisions of this Plan and shall otherwise be as determined by the Committee (as hereinafter defined). The terms “subsidiaries” and “subsidiary corporation” shall have the meanings given to them by Section 424 of the Code. All section references to the Code in this Plan are intended to include any amendments or substitutions therefor subsequent to the adoption of the Plan.

Section 2. Administration. The Plan shall be administered by a Compensation and Benefits Committee (the “Committee”) consisting of two or more members of the Board of Directors of the Company (the “Board”), each of whom shall meet the requirements for (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the New York Stock Exchange listing rules and any other required independence standards. The Committee shall have full authority to grant Options and Restricted Stock, to interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management. The decisions of the Committee shall be binding and conclusive for all purposes and upon all persons unless and except to the extent that the Board shall have previously directed that all or specified types of decisions of the Committee shall be subject to approval by the Board. Notwithstanding the foregoing and anything else in the Plan to the contrary, the Committee, in its sole discretion, may delegate the Committee’s authority and duties under the Plan to the Chief Executive Officer of the Company, or to any other committee, in either case to the extent permitted under applicable law, under such conditions and limitations as the Board or the Committee may from time to time establish, except that only the Committee may make any determinations regarding awards to Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code or which by law may not be delegated.

Section 3. Number of Shares. The total number of shares which may be sold or awarded under the Plan shall not exceed 45 million shares of the Company’s Common Stock, of which up to 6 million may be granted as Restricted Stock. The total number of shares for which Options may be granted under the Plan to any Participant during any one fiscal year of the Company shall not exceed 4.5 million. The total number of shares for which Restricted Stock awards that are intended to be 162(m) Awards may be granted under the Plan to any Participant during any one fiscal year of the Company shall not exceed 600,000, and the maximum number of shares that could be issued in respect of a 162(m) Award shall be two times that limit. The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options are not exercised prior to termination of the Option, or that are part of a Restricted Stock award that is forfeited before the restrictions lapse, shall again be available for Options and Restricted Stock thereafter granted under the Plan, to the fullest extent permitted by law.

Section 4. Participation. The Committee may, from time to time, grant Options and Restricted Stock to Participants and shall determine the number of shares subject to each grant.

Section 5. Terms and Conditions of Options. The terms and conditions of each Option shall be set forth in an agreement or agreements between the Company and the Participant. Such terms and conditions shall include the following as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Committee:

(a) Number of Shares. The number of shares subject to the Option.

(b) Option Price. The option price per share (the “Option Price”), shall not be less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date the Option is granted. Fair Market Value of the Common Stock as of any date, shall be deemed to be the closing price of the Common Stock on the Consolidated Transaction Reporting System on such date or if such date is not a trading day, on the most recent trading day prior to such date. Once granted, except as provided in Section 7, the Option Price of outstanding Options may not be reduced, whether by repricing exchange or otherwise.

(c) Date of Grant. The date of grant of an Option shall be the date when the Committee meets and awards such Option, or such later date as the Committee shall designate.

(d) Payment. The Option Price multiplied by the number of shares to be purchased by exercise of an Option shall be paid upon the exercise thereof. Unless the terms of an Option provide to the contrary, upon exercise, the aggregate Option Price shall be payable (i) in cash equal to such aggregate Option Price, (ii) in shares of the Company’s Common Stock owned by the Participant (which, for so long as necessary to avoid adverse accounting treatment, must have been held by the Participant at least six months) having a Fair Market Value on the day immediately preceding the date of exercise at least equal to such aggregate Option Price, (iii) a combination of the above methods, or (iv) by any other means approved by the Committee, including under any approved cashless exercise mechanism. Payment of the aggregate Option Price shall be made and received by the Company prior to the delivery of the shares as to which the Option was exercised. The right to deliver, in full or partial payment of the Option Price, any consideration other than cash shall be limited to such frequency as the Committee shall determine in its absolute discretion. A Participant shall have none of the rights of a stockholder with respect to an Option until the shares of Common Stock underlying such Option are issued to him or her. In order to be validly exercised, the aggregate Option Price and all necessary exercise documentation must be submitted to the Company or its designated agent not later than the close of trading on the date of expiration of the Option or, if such date is not a trading day, the close of trading on the last trading day prior to the date of expiration of the Option.

(e) Term of Options. Each Option granted pursuant to the Plan shall be for the term specified in the applicable option agreement (the “Option Agreement”).

(f) Exercise of Option. Unless otherwise provided in the applicable Option Agreement, (i) no Option granted under the Plan may be exercisable earlier than the later of (A) one year from the date of grant or (B) the date on which the Participant completes two years of continuous employment with the Company or one or more of its subsidiaries, and (ii) in the event of a Participant’s death, Retirement (as defined below) or Disability (as defined below), any Options held by such Participant shall become exercisable on his or her Retirement date, the date his or her employment terminates on account of Disability or the date of his or her death provided he or she has been in the continuous employment of the Company or one or more of its subsidiaries for at least two years at such time. No Option may be exercised after it is terminated as provided in paragraph (g) of this Section, and no Option may be exercised unless the Participant is then employed by the Company or any of its subsidiaries and shall have been continuously employed by the Company or one or more of such subsidiaries since the date of the grant of his or her Option, except (x) as provided in paragraph (g) of this Section, and (y) in the case of the Participant’s Retirement or Disability (in which case the Participant may exercise the Option to the extent he or she was entitled to exercise it at the time of such termination or such shorter period as may be provided in the Option Agreement) or death (in which case the Option may be exercised by the Participant’s legal representative or legatee or such other person designated by an appropriate court as the person entitled to exercise such Option to the extent the Participant was entitled to exercise it at the time of his or her death). As used in this Section 5, “Retirement” shall mean termination of the Participant’s full-time employment on or after the earliest retirement age under any qualified retirement plan of the Company or its subsidiaries which covers the Participant, or age 55 with 5 continuous years of such employment if there is no such plan, and “Disability” shall mean termination of the Participant’s full-time employment for reason of disability for purposes of at least one qualified retirement plan or long term disability plan maintained by the Company or its subsidiaries in which the Participant participates. Non-qualified stock options and incentive stock options may be exercised regardless of whether other Options granted to the Participant pursuant to the Plan are outstanding or whether other stock options granted to the Participant pursuant to any other plan are outstanding.

(g) Termination of Options. Unless otherwise provided in the applicable Option Agreement, an Option, to the extent not validly exercised, shall terminate at the end of its stated term or, if earlier, upon the occurrence of the first of the following events:

(i) Three months after termination by the Company or one of its subsidiaries of the Participant’s employment for any reason other than in the case of death, Retirement, Disability, or deliberate gross misconduct determined in the sole discretion of the Committee, during which three month period the Option may be exercised by the Participant to the extent the Participant was entitled to exercise it at the time of such termination;

(ii) Concurrently with the time of termination by the Company or one of its subsidiaries of the Participant’s employment for deliberate gross misconduct determined in the sole discretion of the Committee (for purposes only of this subparagraph (ii) an Option shall be deemed to be exercised when the Participant has received the stock certificate (or valid instructions in the case of delivery of uncertificated shares) representing the shares for which the Option was exercised); or

(iii) Concurrently with the time of a Participant’s voluntary termination of his or her employment with the Company or one of its subsidiaries for reasons other than Retirement or Disability.

Notwithstanding the above, no Option shall be exercisable after termination of employment unless the Participant shall have, for the entire time period during which his or her Options were exercisable, (a) refrained from becoming or serving as an officer, director, partner or employee of any individual proprietorship, partnership or corporation, or the owner of a business, or a member of a partnership which conducts a business in competition with the Company or renders a service (including without limitation, advertising agencies and business consultants) to competitors with any portion of the business of the Company, (b) made himself or herself available, if so requested by the Company, at reasonable times and upon a reasonable basis to consult with, supply information to, and otherwise cooperate with, the Company and (c) refrained from engaging in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or, if occurring before termination of employment, would have otherwise constituted deliberate gross misconduct for purposes of Section 5(g)(ii). If these conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option as of the date of the breach of the condition.

(h) Non-transferability of Options. Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and Options shall during his or her lifetime be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for transfer of Options (other than incentive stock options, unless such transferability would not adversely affect incentive stock option tax treatment) but only for estate planning purposes.

(i) Applicable Laws or Regulations. The Company’s obligation to sell and deliver stock under the Option is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations.

(j) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Company’s Common Stock, determined at the time of grant, with respect to which incentive stock options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options.

Notwithstanding anything in the Plan to the contrary, any incentive stock option granted to any Participant who, at the time of grant, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, shall (i) have a term not exceeding five years from the date of grant and (ii) shall have an Option Price of not less than 110% of the Fair Market Value of the Company’s Common Stock on the date the incentive stock option is granted.

Section 6. Restricted Stock Awards. The Committee may, in its sole discretion, from time to time, make awards of shares of the Company’s Common Stock or awards of units representing shares of the Company’s Common Stock, to Participants in such quantity, and on such terms, conditions and restrictions (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (“Restricted Stock”). Notwithstanding the foregoing sentence, any award of Restricted Stock that is intended to be a 162(m) Award shall be subject to restrictions based on performance standards related to earnings, adjusted earnings or net income per share of Common Stock of the Company, price per share of Common Stock of the Company, return on equity or total shareholder return of the Company’s Common Stock, pre-tax profits, return on assets or invested capital, sales, operating income, cash flow measures, operating or profit margins, working capital measures, market share, income before taxes, net income, adjusted net income, revenue, cost reductions or any combination of the foregoing. Such performance goals may be based on the achievement of specified levels of Company performance or performance of one or more divisions of the Company or performance relative to the performance of other corporations. The terms, conditions and restrictions of any Restricted Stock award, including 162(m) Awards, made under this Plan shall be set forth in an agreement or agreements between the Company and the Participant. The Committee retains the right to increase or decrease the amount of a Restricted Stock award based on the degree to which any performance goals are attained; provided, however, that with respect to a 162(m) Award, the Committee may not increase the amount of such award, but may reduce the amount of such award below the maximum amount that could be paid in its discretion.

(a) Issuance of Restricted Stock. The Committee shall determine the manner in which Restricted Stock shall be held during the period it is subject to restrictions. The Committee shall not have the discretionary authority to accelerate or delay issuance of shares of Restricted Stock that constitute a deferral of compensation within the meaning of Section 409 of the Code, except to the extent that such acceleration or delay may, in the discretion of the Committee, be effected in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the Code (“Section 409A Compliance”).

(b) Stockholder Rights. Beginning on the date of grant of the Restricted Stock award and subject to the execution of the applicable award agreement by a Participant and subject to the terms, conditions and restrictions of the applicable award agreement, the Committee shall determine to what extent the Participant has the rights of a stockholder of the Company including, but not limited to, whether the Participant has the right to vote the shares or to receive dividends or dividend equivalents.

(c) Restriction on Transferability. No Restricted Stock award may be assigned or transferred, pledged or sold prior to its delivery to a Participant or, in the case of a Participant’s death, to the Participant’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the Committee may, in its sole discretion, allow for transfer of a Restricted Stock award but only for estate planning purposes.

(d) Delivery of Shares. Upon the satisfaction of the terms, conditions and restrictions contained in the Restricted Stock award agreements or as otherwise determined by the Committee, the Company shall deliver, as soon as practicable, to the Participant (or permitted transferee), or in the case of his or her death to his or her legal representative or legatee or such other person designated by an appropriate court, a stock certificate (or proper crediting in uncertificated shares) for the appropriate number of shares of the Company’s Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Stock. Subject to Section 6(f), all of the shares or units with respect to a Restricted Stock award shall be forfeited and all rights of the Participant with respect to such shares or units shall terminate unless the Participant continues to be employed by the Company or its subsidiaries until the expiration of the forfeiture period and the satisfaction of any other conditions set forth in the applicable award agreement.

(f) Waiver of Forfeiture Period. Notwithstanding any other provisions of the Plan, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any award agreement under certain circumstances (including the death, Disability or Retirement (as defined in the applicable Restricted Stock award agreement) of the Participant or a material change in circumstances arising after the date of an award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted shares) as the Committee shall deem appropriate; provided, however, that discretion to waive the forfeiture period shall not apply to any 162(m) Awards. With respect to 162(m) Awards, the Committee shall have the right to provide in the applicable award agreement that the Restricted Stock shall be paid in the event of death, Disability or Retirement (as defined in the applicable Restricted Stock award agreement) of the Participant if the Committee certifies that the applicable performance criteria have been satisfied, provided that in no event shall such 162(m) Award be paid prior to the date such 162(m) Award would have been paid had the Participant remained employed by the Company.

Section 7. Adjustment in Event of Change in Stock. Subject to Section 8, in the event of a stock split, stock dividend, cash dividend (other than a regular cash dividend), combination of shares, merger, or other relevant change in the Company’s capitalization, the Committee shall adjust in the manner determined by the Committee in its sole discretion to be appropriate (i) the number and kind of shares available for issuance under the Plan (including the number of shares that may be granted as Restricted Stock), (ii) the maximum number of shares for which Options may be granted to any Participant during any one fiscal year of the Company, (iii) the number, kind and Option Price of shares subject to outstanding Options and/or (iv) the number and kind of shares subject to outstanding Restricted Stock awards; provided, however, that, except in the case of incentive stock options, the number, kind and Option Price of shares subject to outstanding Options shall be adjusted in the manner described in Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations; provided, further, that the case of incentive stock options, to the extent permitted by Sections 422 and 424 of the Code, in the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, through reorganization, merger, consolidation, liquidation, recapitalization, reclassification, stock split-up, combination of shares or dividend, appropriate adjustment in the number and kind of shares as to which Options may be granted and as to which Options or portions thereof then unexercised shall be exercisable, and in the Option Price thereof, shall be made to the end that the proportionate number of shares or other securities as to which Options may be granted and the Participant’s proportionate interests under outstanding Options shall be maintained as before the occurrence of such event; provided, that any such adjustment in shares subject to outstanding Options (including any adjustments in the Option Price) shall be made in such manner as not to constitute a modification as defined by subsection (h)(3) of Section 424 of the Code; and provided, further, that, in the event of an adjustment in the number or kind of shares under a Restricted Stock award pursuant to this Section 7, any new shares or units issued to the Participant in respect thereof shall be subject to the same terms, conditions and restrictions as the underlying Restricted Stock award for which the adjustment was made; provided, that any adjustments made to a Restricted Stock award that is intended to be a 162(m) Award shall be made in such a manner that the requirements of the exception to Code Section 162(m) continue to be satisfied.

Section 8. Effect of a Change of Control.

(a) For purposes of this Section 8, “Change of Control” shall unless the Board of Directors of the Company otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the applicable award agreement states otherwise, be deemed to occur if (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board of Directors of the Company at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

(b) Except to the extent reflected in a particular Option Agreement or award agreement, in the event of a Change of Control:

(i) Notwithstanding any vesting schedule, or any other limitation on exercise or vesting, all outstanding Options shall immediately become 100% vested and exercisable, and the restrictions shall expire immediately with respect to 100% of all outstanding Restricted Stock awards; and

(ii) The Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Options or Restricted Stock awards that do not constitute a deferral of compensation within the meaning of Section 409A of the Code, and pay to the holders thereof, in cash, the value of such Options or Restricted Stock awards based upon the highest price per share of Company Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control; and

(iii) Issuance of any outstanding Restricted Stock awards that constitute a deferral of compensation within the meaning of Section 409A of the Code shall not be accelerated.

Section 9. Amendment and Discontinuance.

(a) The Board of Directors of the Company may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 7), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan; (ii) change the manner of determining the Option Price

(other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder); (iii) extend the term of the Plan or the maximum period during which any Option may be exercised or (iv) make any other change which, in the absence of stockholder approval, would be prohibited by the listing requirements of the national stock exchange on which the Common Stock is listed and traded, or would cause awards granted under the Plan which are then outstanding, or which may be granted in the future, and which are intended to be Section 162(m) Awards, to fail to meet the exemptions provided by Section 162(m) of the Code. No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any Awards theretofore granted under the Plan. The discontinuance of the Plan shall not result in the acceleration of issuance of shares of Wyeth common stock underlying a Restricted Stock award unless the Board or the Committee determines, in its discretion, to accelerate issuance and such acceleration may be effected in a manner that will result in Section 409A Compliance.

(b) Notwithstanding anything in Section 9(a) to the contrary, the Committee shall have the right to unilaterally amend, modify or discontinue the Plan, or any provision of the Plan, any Option Agreement or Restricted Stock award agreement or any provision of an Option Agreement or Restricted Stock award agreement and, in each case, without the consent of any Participant, provided such amendment, modification or discontinuance is necessary or desirable to comply with applicable law. With respect to any Restricted Stock award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, any such amendment, modification or discontinuance must be necessary to ensure Section 409A Compliance and be effected in a manner that will result in Section 409A Compliance. With respect to any Option or any Restricted Stock award that does not constitute a deferral of compensation within the meaning of Section 409A of the Code, nothing in the Plan shall require any amendment or revision to the definition of Change in Control. All determinations and actions made by the Board of Directors or the Committee pursuant to this Section 9(b) shall be final, conclusive and binding on all persons.

Section 10. Effective Date and Duration. The Plan was originally adopted by the Board of Directors of the Company on March 3, 2005, subject to approval by the stockholders of the Company at a meeting held in April 2005. The Plan was approved at the April 2005 annual meeting. The Plan was amended and restated on January 25, 2007, and approved by the stockholders of the Company at a meeting held on April 26, 2007. The Plan was further amended on November 19, 2007 for purposes of Section 409A. No Option may be granted and no stock may be awarded under the Plan before March 3, 2005 nor after March 3, 2015.

Section 11. Tax Withholding. Notwithstanding any other provision of the Plan, the Company or its subsidiaries, as appropriate, shall have the right to deduct from all awards under the Plan cash and/or stock, valued at Fair Market Value on the date of payment, an amount necessary to satisfy all federal, state, foreign or local taxes as required by law to be withheld with respect to such awards. In the case of awards paid in the Company’s Common Stock, the Participant or permitted transferee may be required to pay to the Company or a subsidiary thereof, as appropriate, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent fair market value in payment of such withholding tax obligations if the Participant elects to make payment in such manner.

Section 12. Construction and Conditions. The Plan and Options and Restricted Stock granted thereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal law as may be applicable.

Neither the existence of the Plan nor the grant of any Options or Restricted Stock pursuant to the Plan shall create in any Participant the right to continue to be employed by the Company or its subsidiaries. Employment shall be “at will” and shall be terminable “at will” by the Company or the Participant with or without cause. Any oral statements or promises to the contrary are not binding upon the Company or the Participant.

References herein to sections are references to sections of the Plan, unless otherwise provided.

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